                                                                    EXHIBIT 4.40

                                                                  CONFORMED COPY

                AUSTRALIAN FIXED AND FLOATING CHARGE

                (JURIDICTIONS OTHER THAN THE AUSTRALIAN CAPITAL TERRITORY, THE NOTHERN TERRITORY AND OUTSIDE AUSTRALIA)

                THE LAW DEBENTURE TRUST CORPORATION p.l.c.

                and

                MARCONI AUSTRALIA PTY LIMITED

                [FREEHILLS LOGO]

                MLC Centre Martin Place Sydney New South Wales 2000 Australia Telephone 61 2 9225 5000 Fascimile 61 2 9322 4000
                www.freehills.com DX 361 Sydney

                SYDNEY MELBOURNE PERTH BRISBANE HANOI HO CHI MINH CITY SINGAPORE Correspondent Offices JAKARTA KUALA LUMPUR

                Liability limited by the Solicitors' Limitation of Liability Scheme, approved under the Prefessional
                Standards Act 1994 (NSW)

                Reference PSJ:AT:36E

                                                       Fixed and floating charge

TABLE OF CONTENTS

Clause                                                                                    Page

1        DEFINITIONS AND INTERPRETATION                                                     1

         1.1      Definitions                                                               1
         1.2      Interpretation                                                            6
         1.3      Incorporated definitions                                                  8
         1.4      Business Day                                                              8
         1.5      Security Trustee                                                          8
         1.6      Security Trust and Intercreditor Deed                                     8
         1.7      Conflict                                                                  8

2        CHARGE                                                                             9

         2.1      Charge                                                                    9
         2.2      Priority                                                                  9
         2.3      Nature of Charge                                                          9
         2.4      Designated Account, Insurance Policy proceeds and book debts              9
         2.5      Crystallisation                                                          10
         2.6      De-crystallisation                                                       11
         2.7      Assignment of Intra-Group Loan Contracts                                 11
         2.8      Notices of Charge - Accounts and Monetary Claims                         12
         2.9      Cash collateral                                                          12
         2.10     Prospective liability                                                    13
         2.11     Limit                                                                    13

3        UNDERTAKINGS                                                                      13

         3.1      Performance under the Relevant Documents, negative pledge                13
         3.2      Payment of Secured Obligations                                           14
         3.3      Notices to the Security Trustee                                          14
         3.4      Further security                                                         15
         3.5      Title documents                                                          16
         3.6      Registration and protection of security                                  16
         3.7      Term of undertakings                                                     17
         3.8      Interest on demands                                                      17
         3.9      Shares                                                                   17
         3.10     Accounts                                                                 18
         3.11     Monetary Claims                                                          18
         3.12     Intra-Group Loan Contracts                                               19
         3.13     Investments: Delivery of Documents of Title                              19
         3.14     Excluded Contracts                                                       19

4        ENFORCEMENT                                                                       19

         4.1      When enforceable                                                         19
         4.2      Assistance in realisation                                                20

5        RECEIVER                                                                          20

         5.1      Appointment of Receiver                                                  20
         5.2      Agency of Receiver                                                       21

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                                                       Fixed and floating charge

         5.3      Powers of Receiver                                                       21
         5.4      Nature of Receiver's Powers                                              23
         5.5      Status of Receiver after commencement of winding-up                      23
         5.6      Powers exercisable by the Security Trustee                               24
         5.7      Set-off                                                                  24
         5.8      Notice of exercise of rights                                             24
         5.9      Termination of receivership and possession                               24

6        APPLICATION AND RECEIPTS OF MONEY                                                 25

         6.1      Order of application                                                     25
         6.2      Money actually received                                                  25
         6.3      Notice of a subsequent Encumbrance                                       25
         6.4      Security Trustee's receipts                                              25
         6.5      Conversion of currencies on application                                  26
         6.6      Amounts payable on demand                                                26

7        POWER OF ATTORNEY                                                                 26

         7.1      Appointment of Attorney                                                  26
         7.2      Delegation and substitution                                              26
         7.3      Ratification                                                             26
         7.4      Indemnity                                                                27

8        PROTECTION                                                                        27

         8.1      Protection of third parties                                              27
         8.2      Protection of the Security Trustee, Receiver and Attorney                27

9        TAX, COSTS, EXPENSES, INDEMNITY AND RELEASE                                       28

         9.1      Tax                                                                      28
         9.2      GST                                                                      28
         9.3      Expenses                                                                 28
         9.4      Currency indemnity                                                       29
         9.5      Gross up                                                                 29
         9.6      Release of Security                                                      29

10       SAVING PROVISIONS                                                                 30

         10.1     Statutory powers                                                         30
         10.2     Continuing security                                                      30
         10.3     No merger of security                                                    30
         10.4     Exclusion of moratorium                                                  30
         10.5     Conflict                                                                 31
         10.6     Discretion                                                               31
         10.7     Delegation                                                               31
         10.8     Completion of blank securities                                           31
         10.9     Principal obligations                                                    31
         10.10    No obligation to marshal                                                 31
         10.11    Non-avoidance                                                            32
         10.12    Increase in financial accommodation                                      32

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                                                       Fixed and floating charge

11       THIRD PARTY PROVISIONS                                                            32

         11.1     Independent obligations                                                  32
         11.2     Unconditional nature of obligations                                      32
         11.3     No competition                                                           34

12       GENERAL                                                                           35

         12.1     Confidential information                                                 35
         12.2     Performance by Security Trustee of the Chargor's obligations             35
         12.3     Chargor to bear cost                                                     36
         12.4     Notices                                                                  36
         12.5     Governing law and jurisdiction                                           36
         12.6     Prohibition and enforceability                                           36
         12.7     Waivers                                                                  36
         12.8     Variation                                                                37
         12.9     Cumulative rights                                                        37
         12.10    Assignment                                                               37
         12.11    Attorneys                                                                37
         12.12    Counterparts                                                             37

SCHEDULE 1 - FORM OF NOTICE OF ASSIGNMENT OF INTRA-GROUP LOAN CONTRACTS                    38

SCHEDULE 2 - FORM OF NOTICE OF CHARGE                                                      41

THIS DEED OF CHARGE

                  is made on      2003 between the following parties:

                  1.      MARCONI AUSTRALIA PTY LIMITED
                          ACN 091 247 746
                          of 90 Arthur Street, North Sydney, NSW, Australia 2066 (CHARGOR)

                  2.      THE LAW DEBENTURE TRUST CORPORATION p.l.c.

                          of 5th floor, 100 Wood Street, London, EC2V 7EX, United Kingdom, as security trustee for the Secured Creditors on the terms and conditions set out in the Security Trust and Intercreditor Deed

                          (SECURITY TRUSTEE)

RECITALS

                  A. The Chargor is or will be the legal and beneficial owner of the Charged Property.

                  B. The Chargor has agreed to charge the Charged Property to secure the payment and performance of the Secured Obligations.

THIS DEED WITNESSES

                  that in consideration of, among other things, the mutual promises contained in this deed, the parties agree:

1        DEFINITIONS AND INTERPRETATION

         1.1      DEFINITIONS

                  In this deed (unless the context otherwise requires):

                  ACCOUNTS means any credit balance from time to time on any account opened or maintained by the Chargor with any financial institution other than the Designated Account and all Related Rights;

                  ATTORNEY means an attorney appointed under this deed;

                  AUTHORISATION includes:

                  (a) any consent, registration, filing, agreement, notice of non-objection, notarisation, certificate, licence, approval, permit, authority or exemption from, by or with a Government Agency; and

                  (b) in relation to anything which a Government Agency may prohibit or restrict within a specific period, the expiry of that period without intervention or action or notice of intended intervention or action;

                  BUSINESS DAY means:

                  (a) for the purposes of clause 12.4, a day on which banks are open for business in the city where the notice or other communication is received excluding a Saturday, Sunday or public holiday; and

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                                                       Fixed and floating charge

                  (b) for all other purposes, a day on which banks are open for business in London and Sydney excluding a Saturday, Sunday or public holiday;

                  CHARGE means the security created by this deed;

                  CHARGED PROPERTY means all of the present and future undertaking, assets and rights of the Chargor including, but not limited to, all real and personal property, choses in action, goodwill, uncalled and called but unpaid capital, but excluding:

                  (a) any undertaking, assets and rights of the Chargor which, as at the date of this deed or at any time after that date, are located, or taken for the purposes of any Australian State or Territory stamp duty law to be located, in the Australian Capital Territory, the Northern Territory and outside Australia; and

                  (b) any Excluded Contract until such time as that relevant document or agreement ceases to be an Excluded Contract;

                  COLLATERAL SECURITY means any present or future Encumbrance, Guarantee or other document or agreement created or entered into by the Chargor, an Obligor or any other person as security for the payment and performance of the Secured Obligations;

                  CORPORATIONS ACT means the Corporations Act 2001;

                  DEBTOR means Marconi Corporation plc (registered in England and Wales with company number 00067307);

                  DESIGNATED ACCOUNT means the bank account opened by the Chargor in accordance with clause 2.4;

                  DOLLARS, A$ and $ means the lawful currency of the Commonwealth of Australia;

                  ENCUMBRANCE means an interest or power:

                  (a) reserved in or over an interest in any asset including, but not limited to, any retention of title; or

                  (b) created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust or power,

                  by way of, or having similar commercial effect to, security for the payment of a debt, any other monetary obligation or the performance of any other obligation, and includes, but is not limited to, any agreement to grant or create any of the above;

                  EXCLUDED CONTRACT means, in respect of the Chargor, the interest of the Chargor under a document or agreement which:

                  (a) requires the consent of a party to that document or agreement to grant or create an Encumbrance over or in respect of the Chargor's interest under that document;

                  (b) provides that a default will be taken to have occurred under that document or agreement if such consent is not obtained; or

                  (c) requires the fulfilment of any requirement, step or condition to enable or permit an Encumbrance over or in respect of the Chargor's interest under that document or agreement,

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                                                       Fixed and floating charge

                  but only until such time as that consent or fulfilment of any such requirement, step or condition is obtained;

                  GOVERNMENT AGENCY means any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity;

                  GUARANTOR SHARES means, in respect of the Marketable Securities held by the Chargor, the Marketable Securities in any of the Subsidiaries referred to in clause 2.3(a)(6) provided that the relevant Subsidiary is a Guarantor;

                  GST means the goods and services tax levied under A New Tax System (Goods and Services Tax) Act 1999 (GST ACT);

                  GUARANTEE means any guarantee, suretyship, letter of credit, letter of comfort or any other obligation (whatever called and of whatever nature):

                  (a) to provide funds (whether by the advance or payment of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment or discharge of;

                  (b) to indemnify any person against the consequences of default in the payment of; or

                  (c)      to be responsible for,

                  any debt or monetary liability of another person or the assumption of any responsibility or obligation in respect of the insolvency or the financial condition of any other person;

                  INSOLVENCY EVENT OF DEFAULT means any Insolvency Event which is also an Event of Default;

                  INSURANCE POLICY means any policy of insurance in which the Chargor may from time to time have an interest and all Related Rights;

                  INTELLECTUAL PROPERTY means all industrial and intellectual property rights whether registered or not including pending applications for registration of such rights and the right to apply for registration of such rights including but not limited to Patents (as defined in the Indentures), utility models, design patents, registered designs, design rights, trade and service marks, copyrights (including copyright and equivalent rights in computer software), rights in inventions, technical information, rights in know-how, business names, database rights, processes, models, formulae and experiments and all rights of equivalent or similar effect to any of those which may subsist anywhere in the world and all Related Rights;

                  INTERIM BONDING FACILITY DOCUMENTS means the Bonding Documents referred to in the Interim Bonding Facility Letter;

                  INTERIM BONDING FACILITY LETTER means the facility letter dated 10 May 2002, as amended on 24 October 2002, between HSBC Bank plc, Barclays Bank PLC, JPMorgan Chase Bank and Marconi Bonding Limited in an amount up to (pound)150,000,000 (or the equivalent in other currencies) for the issuance of bonds, guarantees, letters of credit indemnities and similar instruments;

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                                                       Fixed and floating charge

                  INTRA-GROUP LOAN CONTRACTS means any contracts between the Chargor and any member of the Group pursuant to which the Chargor makes available intra-Group loans to such member of the Group and all Related Rights;

                  INVESTMENTS means:

                  (a) any stocks, shares, debentures, securities and certificates of deposit (but not including the Marketable Securities referred to in clause 2.3(a)(6));

                  (b)      all interests in collective investment schemes; and

                  (c) all warrants, options and other rights to subscribe or acquire any of the investments described in (a) and (b),

                  in each case whether held directly by or to the order of the Chargor or by any trustee, nominee, fiduciary or clearance system on its behalf and all Related Rights (including all rights against any such trustee, nominee, fiduciary or clearance system);

                  MARKETABLE SECURITIES has the following meaning:

                  (a) the meaning given to that expression in the Corporations Act; and

                  (b) any units (whatever called) in a trust estate which represent a legal or beneficial interest in any of the income or assets of that trust estate and includes, but is not limited to, any options to acquire any units as described;

                  MONETARY CLAIMS means any book and other debts and monetary claims owing to the Chargor and any proceeds thereof including, without limitation, any claims or sums of money deriving from or in relating to any Intellectual Property, the proceeds of any Insurance Policy, any court order or judgment, any contract or agreement to which the Chargor is a party and any other assets, property, rights or undertaking of the Chargor and all Related Rights;

                  NEW BONDING FACILITY AGREEMENT means the L50,000,000 committed revolving bonding facility agreement dated 27 March 2003 among the Debtor, Marconi Bonding Limited, HSBC Bank plc as agent and security trustee, the lenders described thereunder and certain other Subsidiaries of the Debtor providing for the issuance of surety bonds, appeal bonds, bid bonds, performance bonds, letters of credit, bank guarantees or other obligations of a like nature on behalf of the Debtor and/or any Subsidiary of the Debtor, as such agreement may be amended, extended, supplemented or otherwise modified from time to time (including, without limitation, any successive amendments, extensions, supplements or other modifications of the foregoing);

                  NOTICE OF ASSIGNMENT means a notice of assignment in substantially the form set out in Schedule 1;

                  NOTICE OF CHARGE means a notice of charge in substantially the form set out in Schedule 2;

                  OFFICER means:

                  (a) in relation to the Chargor, a director or a secretary of the Chargor;

                  (b) in relation to the Security Trustee, any officer, as that expression is defined in section 9 of the Corporations Act, of the Security Trustee; and

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                                                       Fixed and floating charge

                  (c) in relation to a Receiver, any Delegate or an Attorney which is a corporation, any officer, as that expression is defined in section 9 of the Corporations Act, of that Receiver, Delegate or Attorney;

                  POWER means any right, power, authority, discretion or remedy conferred on the Security Trustee, any Delegate, Receiver or Attorney by any Relevant Document or any applicable law;

                  RECEIVER means a receiver or receiver and manager appointed under this deed;

                  RELATED RIGHTS means, in relation to any asset:

                  (a) the proceeds of sale or assignment of all or any part of that asset;

                  (b) all rights under any licence, agreement for sale or agreement for lease in respect of that asset;

                  (c) all rights, benefits, claims, contracts, warranties, remedies, security, indemnities or covenants for title in respect of that asset; and

                  (d) any moneys and proceeds paid or payable in respect of that asset including, but not limited to royalties, licence payments, awards of damages and payments made pursuant to settlement agreements in respect of that asset;

                  RELEVANT DOCUMENTS has the meaning given to it in the Security Trust and Intercreditor Deed;

                  SECURED CREDITORS has the meaning given to it in the Security Trust and Intercreditor Deed;

                  SECURED OBLIGATIONS means all present and future indebtedness, liabilities and obligations (for the avoidance of doubt, including any liabilities and obligations which have been cash-collateralised by the Chargor) at any time of the Chargor under the Relevant Documents, both actual and contingent and whether incurred solely or jointly or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations:

                  (a)      any refinancing, novation, deferral or extension;

                  (b) any obligation relating to any increase in the amount of such obligations;

                  (c)      any claim for damages or restitution; and

                  (d) any claim as a result of any recovery by the Chargor of a payment or discharge, non-allowability, on the grounds of preference,

                  and any amounts which would be included in any of the above but for any discharge, non-provability or unenforceability of those amounts in any insolvency or other proceedings (including interest accruing after the commencement of any insolvency or other proceedings);

                  SECURITY TRUST means the trust established under clause 6 of the Security Trust and Intercreditor Deed;

                  SECURITY TRUST AND INTERCREDITOR DEED means the document so entitled dated on or about the date of this deed between, inter alia, the Debtor, the Security Trustee and the Chargor;

                  SECURITY TRUST FUND means:

                                                       Fixed and floating charge

                  (a) all right, title and interest vested in the Security Trustee (in its capacity as trustee of the Security Trust) under the Transaction Security and the other Relevant Documents including all moneys recovered under them (whether upon enforcement or otherwise);

                  (b) all money paid to the Security Trustee under this deed; and

                  (c) all other property acquired by the Security Trustee and intended to be held for the benefit of the Secured Creditors upon the trusts of this deed;

                  SHARES means, in respect of the Marketable Securities held by the Chargor, the Marketable Securities in any of the Subsidiaries referred to in clause 2.3(a)(6);

                  SUBSIDIARY in relation to a corporation means:

                  (a) a subsidiary of the corporation for the purposes of the Corporations Act;

                  (b) if the corporation has appointed or is in a position to appoint one or more directors of another corporation and that director or those directors are in a position to cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a meeting of directors of that other corporation - that other corporation; and

                  (c) any other corporation that was at any time after the date of this deed a subsidiary under paragraphs (a) or (b) of this definition but ceased to be a subsidiary because of an amendment to, or a consolidation or replacement of, the Corporations Act;

                  TAX means:

                  (a) any tax (including the GST), levy, charge, impost, duty, fee, deduction, compulsory loan or withholding; or

                  (b)      any income, stamp or transaction duty, tax or charge,

                  which is assessed, levied, imposed or collected by any Government Agency and includes, but is not limited to, any interest, fine, penalty, charge, fee or other amount imposed on or in respect of any of the above;

                  TEMPORARY BONDING FACILITY DOCUMENTS means the Bonding Documents referred to in the Temporary Bonding Facility Letter;

                  TEMPORARY BONDING FACILITY LETTER means the facility letter dated 8 February 2002 between HSBC Bank plc, Barclays Bank PLC and Marconi Bonding Limited in an amount up to L50,000,000 (or equivalent in other currencies) for the issuance of bonds, guarantees, letters of credit, indemnities and similar instruments; and

                  TITLE DOCUMENT means any original, duplicate or counterpart certificate or document of title including any real property certificate of title or any share certificate.

         1.2      INTERPRETATION

                  In this deed, headings and boldings are for convenience only and do not affect the interpretation of this deed and, unless the context otherwise requires:

                  (a) words importing the singular include the plural and vice versa;

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                                                       Fixed and floating charge

                  (b)      words importing a gender include any gender;

                  (c) other parts of speech and grammatical forms of a word or phrase defined in this deed have a corresponding meaning;

                  (d) an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency;

                  (e) a reference to any thing (including, but not limited to, any right) includes a part of that thing but nothing in this clause 1.2(e) implies that performance of part of an obligation constitutes performance of the obligation;

                  (f)      a reference to a clause, party, annexure, exhibit or
                           schedule is a reference to a clause of, and a party, annexure, exhibit and schedule to, this deed and a reference to this deed includes any annexure, exhibit and schedule;

                  (g) a reference to a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, whether passed by the same or another Government Agency with legal power to do so, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

                  (h) a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;

                  (i) a reference to a party to a document includes that party's successors and permitted assigns;

                  (j) a reference to an agreement other than this deed includes an undertaking, deed, agreement or legally enforceable arrangement or understanding whether or not in writing;

                  (k) a reference to an asset includes all property of any nature, including, but not limited to, a business, and all rights, revenues and benefits;

                  (l) a reference to debt includes debts owing by a bank or other financial institution including, but not limited to, in relation to a current trading account;

                  (m) a reference to a document includes any agreement in writing, or any certificate, notice, deed, instrument or other document of any kind;

                  (n) a reference to a body, other than a party to this deed (including, without limitation, an institute, association or authority), whether statutory or not:

                           (1)      which ceases to exist; or

                           (2) whose powers or functions are transferred to another body,

                           is a reference to the body which replaces it or which substantially succeeds to its powers or functions;

                  (o) a reference to liquidation includes official management, appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding-up, dissolution, deregistration, assignment for the benefit of creditors, scheme, composition or arrangement with creditors,

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                                                       Fixed and floating charge

                           insolvency, bankruptcy, or any similar procedure or, where applicable, changes in the constitution of any partnership or person, or death;

                  (p) no provision of this deed will be construed adversely to a party solely on the ground that the party was responsible for the preparation of this deed or that provision; and

                  (q) "continuing" in relation to an Enforcement Event, shall be construed as a reference to an acceleration of any Secured Obligation (other than Secured Obligations arising under the New Bonding Facility Agreement) where such acceleration has not been rescinded in writing or a declaration that the Secured Obligations (other than Secured Obligations arising under the New Bonding Facility Agreement) are prematurely due and payable (other than solely as a result of it becoming unlawful for a Secured Creditor to perform its obligations under the Relevant Documents) where such declaration has not been revoked in writing or any failure by an Obligor to pay any principal amount in respect of any Secured Obligations (other than Secured Obligations arising under the New Bonding Facility Agreement) whether on maturity or otherwise which has not been remedied or waived in writing. For the purposes of this clause 1.2(q), the definition of "Secured Obligations" shall have the same meaning as in the Security Trust and Intercreditor Deed.

         1.3      INCORPORATED DEFINITIONS

                  A word or phrase (other than one defined in clause 1.1) defined in the Security Trust and Intercreditor Deed has the same meaning when used in this deed.

         1.4      BUSINESS DAY

                  Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the preceding Business Day.

         1.5      SECURITY TRUSTEE

                  The Chargor acknowledges and agrees that the Security Trustee has entered into this deed and has undertaken or will undertake all covenants, terms and conditions on its part to be observed and performed in its capacity as trustee of the Security Trust only. Clause 14.5 of the Security Trust and Intercreditor Deed applies to this deed as if that clause was set out in full in this deed.

         1.6      SECURITY TRUST AND INTERCREDITOR DEED

                  The parties hereto acknowledge that the Security Trustee, when acting hereunder, shall be acting in accordance with and subject to the terms of the Security Trust and Intercreditor Deed.

         1.7      CONFLICT

                  Notwithstanding any provision to the contrary contained herein, the parties agree that this deed is subject in all respects to the terms of the Security Trust and Intercreditor Deed and for the avoidance of doubt, in the event of any

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                                                       Fixed and floating charge

                  inconsistency, the provisions of the Security Trust and Intercreditor Deed shall prevail.

2        CHARGE

         2.1      CHARGE

                  The Chargor as beneficial owner charges all of its interest in the Charged Property to the Security Trustee as security for the due and punctual payment and performance of the Secured Obligations.

         2.2      PRIORITY

                  The parties intend that the Charge take priority over all other Encumbrances of the Chargor.

         2.3      NATURE OF CHARGE

                  The Charge is:

                  (a) a fixed charge over all the Chargor's present and future interests under:

                           (1) any freehold or leasehold property or any other interest in real property, fixtures, plant, equipment and other chattels (other than stock in trade) and all Related Rights;

                           (2)      any goodwill;

                           (3) all rights in relation to the uncalled capital of the Chargor;

                           (4) any Title Document and any other documents evidencing a right to the possession of any real or personal property;

                           (5) all Monetary Claims deriving from or in relation to any Intellectual Property or the proceeds of any Insurance Policy relating to real property;

                           (6) any Marketable Securities in any Subsidiary of the Chargor, all dividends, interest and other monies payable in respect of such Marketable Securities and all Related Rights (whether derived by way of redemption, bonus, preference, option, substitution, conversion or otherwise);

                           (7) the Designated Account and any chose in action in respect of the Designated Account; and

                  (b) a floating charge over all other Charged Property (other than Intra-Group Loan Contracts which are assigned by way of security under clause 2.7).

         2.4      DESIGNATED ACCOUNT, INSURANCE POLICY PROCEEDS AND BOOK DEBTS

                  (a) The Security Trustee may require the Chargor to open and maintain a Designated Account at a bank and branch approved by the Security Trustee on terms that:

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                                                       Fixed and floating charge

                           (1) nominated Officers of the Security Trustee or its Delegate must be signatories to the Designated Account; and

                           (2)      no withdrawals can be made from the
                                    Designated Account without the signature of one of those Officers.

                  (b) If the floating charge created under clauses 2.1 and 2.3(b) crystallises under either clause 2.5(a) or clause 2.5(b) in respect of any proceeds (other than the proceeds referred to in clause 2.3(a)(5)), the Chargor must immediately and until notified otherwise by the Security Trustee deposit in the Designated Account any proceeds (other than the proceeds referred to in clause 2.3(a)(5)) the Chargor receives under any Insurance Policy in relation to the Charged Property or any Monetary Claim in respect of which the floating charge has crystallised.

                  (c) Clause 2.4(b) does not apply to proceeds received from any workers' compensation or public liability policy or reinstatement policy to the extent that the proceeds are paid to a person:

                           (1) entitled to be compensated under the workers' compensation or public liability policy; or

                           (2) under a contract for the reinstatement of the Charged Property.

                  (d) The Chargor must give all notices and directions and execute all necessary documents as requested by the Security Trustee to ensure clauses 2.4(a) and (b) are complied with.

                  (e) A Power created under this clause 2.4 is not waived by any failure or delay in exercise, or by the partial exercise, of that Power.

                  (f) If a Power arising under this clause 2.4 is waived, the fixed charge created by this deed in respect of the relevant Monetary Claim or other relevant asset continues to operate as a fixed charge.

2.5      CRYSTALLISATION

                  (a) By notice in writing to the Debtor with a copy to the Chargor, the Security Trustee may and shall, if so instructed pursuant to the Security Trust and Intercreditor Deed, crystallise the floating charge created by clauses 2.1 and 2.3(b) with immediate effect into a fixed charge as regards any property or assets specified in the notice if:

                           (1) an Event of Default has occurred and is continuing; or

                           (2) any person attempts to levy any distress, execution, diligence or other similar process against or to appoint a Receiver over any of the Charged Property; or

                           (3) the Security Trustee considers that any of the Charged Property may be in jeopardy or in danger of being seized or sold pursuant to any form of legal process, other than a voluntary sale of Charged Property entered into by the Chargor and permitted by the Indentures provided that the Security Trustee shall not be under any duty to monitor the Charged Property.

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                                                       Fixed and floating charge

                  (b) Notwithstanding clause 2.5(a) and without prejudice to any law which may have a similar effect, the floating charge created in clauses 2.1 and 2.3(b) automatically and immediately crystallises and becomes fixed:

                           (1) without the Security Trustee giving any notice to the Chargor, in respect of all of the Charged Property:

                                    (A)      if any person levies any distress,
                                             execution, diligence similar
                                             process against, or appoints a
                                             Receiver over, any of the Charged
                                             Property;

                                    (B)      if a notice under Subdivision 260-A
                                             of Schedule 1 of the Taxation
                                             Administration Act 1953 in respect
                                             of the Chargor is signed or given
                                             by, or on behalf of, the
                                             Commissioner of Taxation or the
                                             Deputy Commissioner or Taxation;

                                    (C)      if a resolution is passed or an
                                             order is made for the winding-up,
                                             dissolution, administration or
                                             re-organisation of the Chargor or
                                             an administrator is appointed to
                                             the Chargor other than in
                                             connection with a solvent
                                             reconstruction of the Chargor
                                             permitted under the Indentures; or

                           (2) in respect of the proceeds of any book debt or other debt or other moneys now or in the future payable to the Chargor, when notice in respect of those proceeds or moneys is given to the Chargor by the Security Trustee.

         2.6      DE-CRYSTALLISATION

                  (a) Where an asset has become subject to a fixed charge under clause 2.5, the Security Trustee shall, if so requested by the Chargor and if instructed to do so in accordance with the Security Trust and Intercreditor Deed, release the asset from that fixed charge by notice in writing to the Debtor with a copy to the Chargor.

                  (b) When an asset is released from the fixed charge under clause 2.6(a), the asset will again be subject to:

                           (1) the floating charge under clauses 2.1 and 2.3(b); and

                           (2)      the further operation of clause 2.5.

         2.7      ASSIGNMENT OF INTRA-GROUP LOAN CONTRACTS

                  (a) The Chargor hereby assigns to the Security Trustee as trustee for the Secured Creditors as security for the payment and discharge of the Secured Obligations all its right, title and interest from time to time in and to each of the Intra-Group Loan Contracts (having already obtained any necessary consent to such assignment from any third party).

                  (b) Pursuant to clause 7, the Security Trustee may, upon the occurrence of an Insolvency Event of Default and shall, if so instructed pursuant to the Security Trust and Intercreditor Deed upon or at any time after the occurrence of any Event of Default which is continuing, deliver to relevant

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                                                       Fixed and floating charge

                           persons Notices of Assignment duly executed by the Security Trustee on behalf of the Chargor in respect of the Intra-Group Loan Contracts.

                  (c) Prior to the delivery of a Notice of Assignment pursuant to clause 2.7(b) or the occurrence of an Enforcement Event, the Chargor shall be entitled to deal with the Intra-Group Loan Contracts except as expressly prohibited under the Indentures or the Security Trust and Intercreditor Deed.

         2.8      NOTICES OF CHARGE - ACCOUNTS AND MONETARY CLAIMS

                  (a) The Chargor shall, within 10 Business Days after the date of this deed, provide the Security Trustee with details of all Accounts and Monetary Claims arising from any Insurance Policy relating to real property and deriving from or relating to any Intellectual Property and in relation to all other Accounts and Monetary Claims, immediately upon the occurrence of an Insolvency Event of Default or upon request by the Security Trustee if instructed pursuant to the Security Trust and Intercreditor Deed upon or after the occurrence of any Event of Default which is continuing, to enable the Security Trustee to deliver a Notice of Charge in accordance with clauses 2.8(b) and/or 2.8(c) below.

                  (b) Pursuant to clause 7, the Security Trustee may, upon the occurrence of an Insolvency Event of Default and shall, if so instructed pursuant to the Security Trust and Intercreditor Deed upon or at any time after the occurrence of any Event of Default which is continuing, deliver to relevant persons, Notices of Charge duly executed by the Security Trustee on behalf of the Chargor in respect of any Monetary Claims.

                  (c) Pursuant to clause 7, the Security Trustee may, upon the occurrence of an Insolvency Event of Default and shall, if so instructed pursuant to the Security Trust and Intercreditor Deed upon or at any time after the occurrence of any Event of Default which is continuing, deliver to relevant persons, Notices of Charge duly executed by the Security Trustee on behalf of the Chargor in respect of any Accounts.

         2.9      CASH COLLATERAL

                  The security created by clause 2.1 and 2.3(b) over the Accounts (other than the Mandatory Redemption Escrow Account) shall take effect subject to, and shall not restrict the ability of the Chargor to create, any (a) security or (b) other arrangement under which money or claims to, or the benefit of, a bank or other account may be applied, set-off, made subject to a combination of accounts or otherwise subject to time deposit arrangements or other flawed asset rights (whether or not such security is or is to be created on, before or after the date of this deed) which secures obligations under and/or in respect of:

                  (a)      the Interim Bonding Facility Documents;

                  (b)      the Temporary Bonding Facility Documents;

                  (c)      the New Bonding Facility Agreement;

                  (d)      the Existing Performance Bonds; and

                                                       Fixed and floating charge

                  (e) any other bonding facility, expressly permitted pursuant to Section 4.07 (Limitations on Indebtedness and Preferred Stock) of the Senior Note Indenture and
                           Section 4.06 (Limitations on Indebtedness and Preferred Stock) of the Junior Note Indenture,

                  in each case as a result of the provision of cash collateral as permitted pursuant to the terms of the Indentures or any of them, the Escrow Agreement or the Security Trust and Intercreditor Deed.

         2.10     PROSPECTIVE LIABILITY

                  (a) The parties acknowledge that the maximum amount of the prospective liability, secured by this deed, for the purposes of establishing priority under section 282(3) of the Corporations Act, is A$120,000,000.

                  (b) The Security Trustee may from time to time lodge a notice under section 268(2) of the Corporations Act on behalf of the Chargor specifying an increase in the maximum amount of the prospective liability referred to in clause 2.10(a) and from the date of lodgement the amount specified in clause 2.10(a) is to be regarded as varied to the amount specified in that notice.

                  (c) Neither clause 2.10(a) nor clause 2.10(b) in any way affects or limits the actual amount of Secured Obligations which may in fact be secured by the Charge.

                  (d) Clauses 2.10(a), (b) and (c) are to be construed independently of each other.

         2.11     LIMIT

                  (a) Despite any other provision in this deed other than clause 2.11(b) and despite the fact that this Charge is security for the whole of the Secured Obligations, the amount ultimately recoverable by the Security Trustee under this deed is limited to A$45,667,000.

                  (b) Despite clause 2.11(a), the Security Trustee may at any time by written notice to the Chargor increase the amount to such an amount specified in that notice as to reflect the value of the assets of the Chargor or as agreed between the Security Trustee and the Chargor .

                  (c) Upon the giving of a notice by the Security Trustee under clause 2.11(b), and as often as that occurs, the amount set out in clause 2.11(a) is increased to the amount specified in that notice.

                  (d) Nothing in this clause 2.11 restricts or limits any Power or the exercise of any Power.

3        UNDERTAKINGS

         3.1      PERFORMANCE UNDER THE RELEVANT DOCUMENTS, NEGATIVE PLEDGE

                  (a) The Chargor must fully and punctually perform its obligations under the Relevant Documents.

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                                                       Fixed and floating charge

                  (b) The Chargor undertakes that it shall not, at any time during the subsistence of this deed, create or permit to subsist any Encumbrance over all or any part of the Charged Property except as not expressly prohibited under the terms of the Indentures.

                  (c) The Chargor must not (and shall not agree to) at any time during the subsistence of this deed, except as not expressly prohibited under the terms of the
                           Indentures:

                           (1) execute any conveyance, disposition, transfer, lease, assignment or assignation of, or other right to use or occupy, all or any part of the Charged Property;

                           (2) create any legal or equitable estate or heritable interest or other interest in, or over, or otherwise relating to, all or any part of the Charged Property;

                           (3) grant or vary, or accept any surrender, or cancellation or renunciation or disposal of, any lease, tenancy, licence, consent or other right to use or occupy in relation to any of the Charged Property; or

                           (4) allow any person any right to use or occupy or to become entitled to assert any proprietary interest in, or right over, the Charged Property, which may, in each case, adversely affect the ability of the Security Trustee to exercise any Power.

         3.2      PAYMENT OF SECURED OBLIGATIONS

                  The Chargor hereby covenants with the Security Trustee as trustee for the Secured Creditors that it shall on demand of the Security Trustee discharge all Secured Obligations and the Chargor shall pay to the Security Trustee when due and payable every sum at any time owing, due or incurred by the Chargor to the Security Trustee (whether for its own account or as trustee for the Secured Creditors) or any of the other Secured Creditors in respect of any such liabilities provided that, notwithstanding any provision to the contrary contained herein, neither such covenant nor the security constituted by this Charge nor any other provisions of this Charge shall extend to or include or be taken as creating security for nor shall the security constituted by this Charge extend to secure any liability or sum which would, but for this proviso, cause such covenant, security or provision to be unlawful or prohibited by or otherwise to contravene any applicable law.

         3.3      NOTICES TO THE SECURITY TRUSTEE

                  The Chargor must promptly give notice to the Security Trustee of any of the following:

                  (a)      any acquisition of any interest in real property; and

                  (b) any proposal of, or notice to the Chargor by any Government Agency of, the compulsory acquisition of any of the Charged Property or any asset of the Chargor or any Subsidiary of the Chargor.

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                                                       Fixed and floating charge

         3.4      FURTHER SECURITY

                  (a) The Chargor must, whenever requested by the Security Trustee, do or cause to be done anything:

                           (1) to perfect the security created or intended to be created in respect of the Charged Property subject to the Charge (which may include the execution by the Chargor of a mortgage, charge or assignment over all or any of the assets constituting, or intended to constitute, Charged Property subject to the Charge) or for the exercise of any Powers of the Security Trustee;

                           (2) to confer on the Security Trustee security over any property and assets of the Chargor located in any jurisdiction expressly referred to in the definition of "Charged Property" equivalent or similar to the security intended to be conferred by or pursuant to this deed;

                           (3) to confer on the Security Trustee an Encumbrance and to create, perfect, protect or maintain an Encumbrance (which in so far as it relates to real property shall be a charge by way of legal mortgage) over all its rights, title and interest from time to time in any real property (including using all reasonable endeavours to obtain any requisite third party consent); and/or

                           (4) to facilitate the realisation of the Charged Property subject to the Charge,

                          including, but not limited to, the execution of any document (in such form as the Security Trustee may require in favour of the Security Trustee or its nominee(s)), the delivery of Title Documents or the execution and delivery of blank transfers.

                  (b) Without limiting the generality of clause 3.4(a), at the request of the Security Trustee, the Chargor must execute a legal or statutory mortgage over any real property now held or acquired on or after the date of this deed.

                  (c) The Chargor must register any mortgage executed under clause 3.4(b).

                  (d)      Any mortgage executed under clause 3.4(b) must:

                           (1)      be in favour of the Security Trustee; and

                           (2) be in the form and substance reasonably required by the Security Trustee, but the Security Trustee cannot require an obligation which is more onerous than any obligation contained in any Relevant Document.

                  (e) If so requested by the Security Trustee the Chargor shall take all such action as available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Encumbrance conferred or intended to be conferred on the Security Trustee by or pursuant to this Charge or any Collateral Security.

                                                       Fixed and floating charge

3.5      TITLE DOCUMENTS

                  (a) The Chargor must deposit with the Security Trustee, or as the Security Trustee directs, all the Title Documents in respect of any of the Charged Property which is subject to the fixed charge created in clauses 2.1 and 2.3(a) and any relevant share transfer forms in respect thereof (executed in blank by or on behalf of the Chargor):

                           (1) within 10 Business Days of the execution of this deed;

                           (2) within 10 Business Days of the acquisition of any asset which forms part of the Charged Property and is subject to the fixed charge created in clauses 2.1 and 2.3(a); and

                           (3) immediately on the crystallisation and fixing for any reason of the floating charge created in clauses 2.1 and 2.3(a).

                  (b) Subject to clause 3.5(c), the Security Trustee or its nominee may retain the Title Documents until the Charge in respect of all the Charged Property is discharged in accordance with the Relevant Documents.

                  (c) If the Charge is enforced by the Security Trustee, the Security Trustee, Receiver or Attorney is entitled:

                           (1) to deal with the Title Documents as if it was the absolute and unencumbered owner of the Charged Property to which the Title Documents relate; and

                           (2) in exercising a power of sale, to deliver any Title Document to a purchaser of the Charged Property to which it relates.

         3.6      REGISTRATION AND PROTECTION OF SECURITY

                  (a) The Chargor must ensure that this deed and each Collateral Security is registered and filed in all registers in all jurisdictions in which it must be registered and filed to ensure enforceability and validity against all persons and to be effective as a security.

                  (b) Whenever any part of the Charged Property is transferred to or retained in a place where this deed or any Collateral Security, because of an increase in the Secured Obligations or otherwise, bears insufficient stamp duty or is not registered or recorded, or for any other reason is of limited or of no force or effect, unenforceable, inadmissible in evidence or of reduced priority, the Chargor must within 14 days after that transfer or retention ensure that:

                           (1) this deed and each Collateral Security is stamped to the satisfaction of the Security Trustee;

                           (2) this deed and each Collateral Security is in full force and effect, enforceable, admissible in evidence and not of reduced priority; and

                           (3) this deed and each Collateral Security is registered in that place, or that part of the Charged Property is removed from that place.

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                                                       Fixed and floating charge

         3.7      TERM OF UNDERTAKINGS

                  Each of the Chargor's undertakings in this clause 3 continue in full force and effect from the date of this deed until the Charge in respect of all the Charged Property is discharged in accordance with the Relevant Documents.

         3.8      INTEREST ON DEMANDS

                  If the Chargor fails to pay any sum on the due date for payment of that sum the Chargor shall pay interest on such sum (before and after any judgment and to the extent interest at a default rate is not otherwise being paid on such sum) from the date of demand until the date of payment calculated on a daily basis at the rate determined in accordance with the provisions of clause 18.4 (Interest on Demands) of the Security Trust and Intercreditor Deed.

         3.9      SHARES

                  (a) The Chargor represents and warrants to the Security Trustee that:

                           (1) it is the sole legal and beneficial owner of the Guarantor Shares free from any Security (as such term is defined in the Security Trust and Intercreditor Deed) except as created by this deed; and

                           (2)      the Guarantor Shares are fully paid up.

                  (b) Prior to the occurrence of an Enforcement Event and at any time when no Enforcement Event is continuing, the Chargor shall:

                           (1) be entitled to retain all dividends, interest and other monies arising from the Shares; and

                           (2) exercise all voting rights in relation to its Shares provided that the Chargor shall not exercise such voting rights in any manner which would constitute a Default or an Event of Default under the Indentures (as such terms are defined in the Indentures).

                  (c) The Security Trustee may, upon the occurrence of an Enforcement Event and at any time thereafter while such Enforcement Event is continuing (in the name of the Chargor or otherwise and without any further consent or authority from the Chargor):

                           (1) exercise (or refrain from exercising) any voting rights in respect of any of the Shares;

                           (2) apply all dividends, interest and other monies arising from any of the Shares in accordance with clause 6.1;

                           (3) transfer any of the Shares into the name of such nominee(s) of the Security Trustee as it shall require; and

                           (4) exercise (or refrain from exercising) the powers and rights conferred on or exercisable by the legal or beneficial owner of any of the Shares, including the right, in relation to any company whose shares or other securities are included in the Charged Property, to concur or participate in:

                                    (A)      the reconstruction, amalgamation,
                                             sale or other disposal of such
                                             company or any of its assets or
                                             undertaking (including

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                                                       Fixed and floating charge

                                             the exchange, conversion or reissue
                                             of any shares or securities as a
                                             consequence thereof),

                                    (B)      the release, modification or
                                             variation of any rights or
                                             liabilities attaching to such
                                             shares or securities, and

                                    (C)      the exercise, renunciation or
                                             assignment of any right to
                                             subscribe for any shares or
                                             securities,

                                   in each case in such manner and on such terms as the Security Trustee may think fit, and the proceeds of any such action shall form part of the Charged Property.

         3.10     ACCOUNTS

                  (a) The Chargor shall, prior to the delivery of a Notice of Charge pursuant to clause 2.8 or the occurrence of an Enforcement Event and at any time thereafter when no Enforcement Event is continuing (provided that at such time no Notice of Charge has been delivered pursuant to clause 2.8) , be entitled to receive, withdraw or otherwise transfer any credit balance from time to time on any Account.

                  (b) After the delivery of a Notice of Charge pursuant to clause 2.8 or the occurrence of an Enforcement Event and at any time thereafter while such Enforcement Event is continuing, the Chargor shall not be entitled to receive, withdraw or otherwise transfer any credit balance from time to time on any Account except with the prior consent of the Security Trustee.

                  (c) The Security Trustee shall, upon the occurrence of an Enforcement Event and at any time thereafter while such Enforcement Event is continuing, be entitled without notice to apply, transfer or set-off any or all of the credit balances from time to time on any Account in or towards the payment or other satisfaction of all or part of the Secured Obligations in accordance with clause 6.1.

         3.11     MONETARY CLAIMS

                  (a) The Chargor shall not at any time during the subsistence of the Charge, without the prior written consent of the Security Trustee or except as not expressly prohibited under the terms of the
                           Indentures:

                           (1) deal with the Monetary Claims referred to in clause 2.3(a)(5) except by getting in and realising them in a prudent manner (on behalf of the Security Trustee) and paying the proceeds of those Monetary Claims referred to in clause 2.3(a)(5) into the Accounts or as the Security Trustee may require (and such proceeds shall be held upon trust by Chargor for the Security Trustee on behalf of the Secured Creditors prior to such payment in);

                           (2) factor or discount any of the Monetary Claims referred to in clause 2.3(a)(5) or enter into any agreement for such factoring or discounting; or

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                                                       Fixed and floating charge

                           (3) other than as provided in clause 3.11(b) be entitled to withdraw or otherwise transfer the proceeds of the realisation of any Monetary Claims standing to the credit or any Account.

                  (b) Prior to the delivery of a Notice of Charge pursuant to clause 2.8 or the occurrence of an Enforcement Event and at any time when no Enforcement Event is continuing (provided that at such time no Notice of Charge has been delivered pursuant to clause 2.8), the proceeds of the realisation of any Monetary Claims deriving from or in relation to any Intellectual Property or the proceeds of any Insurance Policy relating to real property shall (subject to any restriction on the application of such proceeds contained in this Charge, the Indentures or in the Security Trust and Intercreditor
                           Deed), upon such proceeds being credited to an Account, be released from the fixed charge created pursuant to clause 2.3(a) and the Chargor shall be entitled to withdraw such proceeds from such Account provided that such proceeds shall continue to be subject to the floating charge created pursuant to clause 2.3(b) and the terms of the Charge.

         3.12     INTRA-GROUP LOAN CONTRACTS

                  Prior to the delivery of a Notice of Assignment pursuant to clause 2.7(b) or the occurrence of an Enforcement Event, the Chargor shall be entitled to deal with the Intra-Group Loan Contracts except as expressly prohibited under the Indentures or the Security Trust and Intercreditor Deed.

         3.13     INVESTMENTS: DELIVERY OF DOCUMENTS OF TITLE

                  After the occurrence of an Enforcement Event, the Chargor shall promptly deliver (or procure the delivery) to or to the order of the Security Trustee (or its nominee), and the Security Trustee shall be entitled to retain, all of the Investments and any certificates and other documents of title representing the Investments to which the Chargor (or its nominee(s)) is or becomes entitled together with any other document which the Security Trustee may request (in such form and executed as the Security Trustee may require) with a view to perfecting or improving its security over the Investments or to registering any Investment in its name or the name of any nominee(s).

         3.14     EXCLUDED CONTRACTS

                  The Chargor undertakes to use commercially reasonable efforts to ensure that any document, instrument or agreement which comes into being on or after the date of this Charge shall be capable of being the subject of the Encumbrance created in favour of the Security Trustee in accordance with this deed.

4        ENFORCEMENT

         4.1      WHEN ENFORCEABLE

                  (a) At any time after the occurrence of an Enforcement Event and the Security Trustee (acting on the instructions received pursuant to the terms of the Security Trust and Intercreditor Deed) giving notice to the Chargor and a

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                                                       Fixed and floating charge

                           copy to the Debtor thereof, the Charge and each Collateral Security are immediately enforceable without the need for any other demand or notice to be given to the Chargor or any other person and the Security Trustee may, in its absolute discretion, enforce all or any part of this Charge or any Collateral Security (at times, in the manner and on the terms it thinks fit) and take possession of and hold or dispose of all or any part of any asset which is the subject of this Charge or any Collateral Security.

                  (b) Upon the occurrence of an Enforcement Event, the Secured Obligations owing by the Chargor to the Security Trustee under this deed are immediately due and payable by the Chargor without the need for any demand or notice to be given to the Chargor or any other person.

                  (c) The right of the Chargor to deal, for any purpose, with all of the Charged Property, other than by or through a Receiver appointed under this deed, immediately ceases on the crystallisation of the Charge in respect of all of the Charged Property.

                  (d) The right of the Chargor to deal, for any purpose, with any asset which forms part of the Charged Property, other than by or through a Receiver appointed under this deed, immediately ceases on the crystallisation of the Charge in respect of that asset.

         4.2      ASSISTANCE IN REALISATION

                  After the Charge has become enforceable, the Chargor must take all action required by the Security Trustee, Receiver, any Delegate or Attorney to assist any of them to realise the Charged Property and exercise any Power including, but not limited to:

                  (a) executing all transfers, conveyances, assignments and assurances of any of the Charged Property;

                  (b) doing anything necessary or desirable under the law in force in any place where the Charged Property is situated;

                  (c) giving all notices, orders, directions and consents which the Security Trustee, Receiver, Delegate or Attorney thinks expedient; and

                  (d)      doing anything necessary:

                           (1) for a call to be made on the uncalled capital of the Chargor; or

                           (2) to collect all called but unpaid capital of the Chargor.

5        RECEIVER

         5.1      APPOINTMENT OF RECEIVER

                  After the occurrence of an Enforcement Event or if a petition or application is presented for the making of an administration order in relation to the Chargor or if the Chargor or any other person gives written notice of its intention to appoint an administrator to the Chargor or if requested to do so by the Chargor, the Security

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                                                       Fixed and floating charge

                  Trustee may by deed or otherwise (acting through an authorised officer of the Security Trustee) (without prior notice to the Chargor):

                  (a) appoint any person or any 2 or more persons jointly, or severally, or jointly and severally to be a Receiver of the Charged Property;

                  (b) remove any Receiver and on the removal, retirement or death of any Receiver, appoint another Receiver;

                  (c) appoint another person(s) as an additional or replacement Receiver(s); and

                  (d) fix the remuneration and direct payment of that remuneration and any costs, charges and expenses of the Receiver out of the proceeds of any realisation of the Charged Property.

         5.2      AGENCY OF RECEIVER

                  (a) Subject to clauses 5.5 and 1.5, each Receiver is the agent of the Chargor.

                  (b) The Chargor is responsible for the acts, defaults and remuneration of the Receiver.

         5.3      POWERS OF RECEIVER

                  Subject to any express exclusion by the terms of the Receiver's appointment, the Receiver has, in addition to any powers conferred on the Receiver by applicable law, power to do any of the following whether or not in possession of the Charged Property or any part of it:

                  (a) MANAGE, POSSESSION OR CONTROL: to manage, enter into possession or assume control of any of the Charged Property;

                  (b) LEASE OR LICENCE: to accept the surrender of, determine, grant or renew any lease or licence in respect of the use or occupation of any of the Charged Property:

                           (1) on any terms or special conditions that the Security Trustee or Receiver thinks fit; and

                           (2) in conjunction with the sale, lease or licence of any other property by any person;

                  (c) SALE: to sell or concur in selling any of the Charged Property to any person:

                           (1)      by auction, private treaty or tender;

                           (2) on such terms and special conditions as the Security Trustee or the Receiver thinks fit;

                           (3) for cash or for a deferred payment of the purchase price, in whole or in part, with or without interest or security;

                           (4) in conjunction with the sale of any property by any other person; and

                           (5)      in one lot or in separate parcels;

                  (d) GRANT OPTIONS TO PURCHASE: to grant to any person an option to purchase any of the Charged Property;

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                                                       Fixed and floating charge

                  (e) ACQUIRE PROPERTY: to acquire any interest in any property, in the name or on behalf of the Chargor, which on acquisition forms part of the Charged Property;

                  (f) CARRY ON BUSINESS: to carry on or concur in carrying on any business of the Chargor in respect of the Charged Property;

                  (g)      BORROWINGS AND SECURITY:

                           (1) to raise or borrow any money, in its name or the name or on behalf of the Chargor, from the Security Trustee or any person approved by the Security Trustee in writing; and

                           (2) to secure money raised or borrowed under clause 5.3(g)(1) by an Encumbrance over any of the Charged Property, ranking in priority to, equal with, or after, the Charge or any Collateral Security;

                  (h) MAINTAIN OR IMPROVE CHARGED PROPERTY: to do anything to maintain, protect or improve any of the Charged Property including, but not limited to, completing, repairing, erecting a new improvement on, demolishing or altering any of the Charged Property;

                  (i) INCOME AND BANK ACCOUNTS: to do anything to manage or obtain income or revenue from any of the Charged Property including, but not limited to, operating any bank account which forms part of the Charged Property or opening and operating a new bank account;

                  (j) ACCESS TO CHARGED PROPERTY: to have access to any of the Charged Property, the premises at which the business of the Chargor is conducted and any of the administrative services of the business of the Chargor;

                  (k) INSURE CHARGED PROPERTY: to insure any of the Charged Property;

                  (l) SEVER FIXTURES: to sever fixtures in respect of any of the Charged Property;

                  (m) COMPROMISE: to make or accept any compromise or arrangement;

                  (n) SURRENDER CHARGED PROPERTY: to surrender or transfer any of the Charged Property to any person;

                  (o) EXCHANGE CHARGED PROPERTY: to exchange with any person any of the Charged Property for any other property whether of equal value or not;

                  (p) EMPLOY OR DISCHARGE: to employ or discharge any person as an employee, contractor, agent, professional advisor or auctioneer for any of the purposes of this deed;

                  (q) DELEGATE: to delegate to any person any Power of the Receiver;

                  (r) PERFORM OR ENFORCE DOCUMENTS: to observe, perform, enforce, exercise or refrain from exercising any right, power, authority, discretion or remedy of the Chargor under, or otherwise obtain the benefit of:

                           (1) any document, agreement or right which attaches to or forms part of the Charged Property; and

                           (2) any document or agreement entered into in exercise of any Power by the Receiver;

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                                                       Fixed and floating charge

                  (s) RECEIPTS: to give effectual receipts for all moneys and other assets which may come into the hands of the Receiver;

                  (t) TAKE PROCEEDINGS: to commence, discontinue, prosecute, defend, settle or compromise in its name or the name or on behalf of the Chargor, any proceedings including, but not limited to, proceedings in relation to any insurance in respect of any of the Charged Property;

                  (u) INSOLVENCY PROCEEDINGS: to make any debtor bankrupt, wind-up any company, corporation or other entity and do all things in relation to any bankruptcy or winding-up which the Receiver thinks necessary or desirable including, but not limited to, attending and voting at creditors' meetings and appointing proxies for those meetings;

                  (v) EXECUTE DOCUMENTS: to enter into and execute any document or agreement in the name of the Receiver or the name or on behalf of the Chargor including, but not limited to, bills of exchange, cheques or promissory notes for any of the purposes of this deed;

                  (w) MAKE CALLS: to make calls on any member of the Chargor in respect of uncalled capital of the Chargor;

                  (x) VOTE: to exercise any voting rights or powers in respect of any part of the Charged Property;

                  (y) COLLECT CALLED CAPITAL: to collect or enforce payment of any called but unpaid capital of the Chargor whether or not the calls were made by the Receiver;

                  (z) ABILITY OF CHARGOR: to do anything the Chargor could do in respect of the Charged Property; and

                  (aa) INCIDENTAL POWER: to do anything necessary or incidental to the exercise of any Power of the Receiver.

         5.4      NATURE OF RECEIVER'S POWERS

                  The Powers of the Receiver must be construed independently and no one Power limits the generality of any other Power. Any dealing under any Power of the Receiver will be on the terms and conditions the Receiver thinks fit.

         5.5      STATUS OF RECEIVER AFTER COMMENCEMENT OF WINDING-UP

                  (a) The power to appoint a Receiver under clause 5.1 may be exercised even if at the time an Enforcement Event occurs or if at the time a Receiver is appointed, an order has been made or a resolution has been passed for the winding-up of the Chargor.

                  (b) If for any reason, including, but not limited to operation of law, a Receiver:

                           (1) appointed in the circumstances described in clause 5.5(a); or

                           (2)      appointed at any other time,

                           ceases to be the agent of the Chargor upon or by virtue of, or as a result of, an order or a resolution being passed for the winding-up of the Chargor, then the Receiver immediately becomes the agent of the Security Trustee.

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                                                       Fixed and floating charge

                           In such case, the Receiver will be the agent of the Security Trustee in its capacity as Security Trustee only, and despite anything else in this deed or at law, the Security Trustee in its personal capacity is not responsible for any negligent act or omission of the Receiver.

         5.6      POWERS EXERCISABLE BY THE SECURITY TRUSTEE

                  (a) Whether or not a Receiver is appointed under clause 5.1, the Security Trustee may, on or after the occurrence of an Enforcement Event and without giving notice to any person, exercise any Power of the Receiver in addition to any Power of the Security Trustee.

                  (b) The exercise of any Power by the Security Trustee, Delegate, Receiver or Attorney does not cause or deem the Security Trustee, Delegate, Receiver or Attorney:

                           (1)      to be a mortgagee in possession;

                           (2)      to account as mortgagee in possession; or

                           (3) to be answerable for any act or omission for which a mortgagee in possession is liable.

         5.7      SET-OFF

                  The Chargor authorises the Security Trustee (but the Security Trustee shall not be obliged to exercise such right), after the occurrence of an Enforcement Event which is continuing, to set off against the Secured Obligations any amount or other obligation (contingent or otherwise) owing by the Security Trustee to the Chargor.

         5.8      NOTICE OF EXERCISE OF RIGHTS

                  The Security Trustee, Receiver or Attorney is not required:

                  (a) to give notice of the Charge or any Collateral Security to any debtor or creditor of the Chargor or to any other person;

                  (b) to enforce payment of any money payable to the Chargor including, but not limited to, any of the debts or monetary liabilities charged by this deed or by any Collateral Security; or

                  (c) to obtain the consent of the Chargor to any exercise of a Power.

         5.9      TERMINATION OF RECEIVERSHIP AND POSSESSION

                  The Security Trustee may, at any time, terminate the appointment of a Receiver and may, at any time, give up possession of the Charged Property, without incurring any liability to the Chargor.

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                                                       Fixed and floating charge

6        APPLICATION AND RECEIPTS OF MONEY

         6.1      ORDER OF APPLICATION

                  At any time after the Charge is enforceable, all money received by the Security Trustee, any Delegate, Receiver, Attorney or any other person acting on their behalf under this deed or any Collateral Security will be applied in accordance with the terms of the Security Trust and Intercreditor Deed.

         6.2      MONEY ACTUALLY RECEIVED

                  In applying any money towards satisfaction of the Secured Obligations the Chargor is to be credited only with so much of the money which is available for that purpose (after deducting any GST imposed) and which is actually received by the Security Trustee, Delegate, Receiver or Attorney. The credit dates from the time of receipt.

         6.3      NOTICE OF A SUBSEQUENT ENCUMBRANCE

                  (a) If the Security Trustee receives actual or constructive notice of a subsequent Encumbrance, the Security Trustee:

                           (1) may open a new account in the name of the Chargor in its books; or

                           (2) is regarded as having opened a new account in the name of the Chargor in its books,

                           on the date it received or was regarded as having received notice of the subsequent Encumbrance.

                  (b) From the date on which that new account is opened or regarded as opened:

                           (1) all payments made by the Chargor to the Security Trustee; and

                           (2) all financial accommodation and advances to the Chargor,

                           are or are regarded as credited and debited, as the case may be, to the new account.

                  (c) The payments by the Chargor under clause 6.3(b) must be applied:

                           (1) first, in reduction of the debit balance, if any, in the new account; and

                           (2) second, if there is no debit balance in the new account, in satisfaction of the Secured Obligations which have not been debited or regarded as debited to the new account.

         6.4      SECURITY TRUSTEE'S RECEIPTS

                  (a) The receipt of any Officer of the Security Trustee or any Delegate for any money payable to or received by the Security Trustee under this deed exonerates the payer from all liability to enquire whether any of the Secured Obligations have become payable.

                  (b) Every receipt of an Officer of the Security Trustee effectually discharges the payer from:

                                                                         PAGE 25

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                                                       Fixed and floating charge

                           (1) any future liability to pay the amount specified in the receipt; and

                           (2) being concerned to see to the application of, or being answerable or accountable for any loss or misapplication of, the amount specified in the receipt.

         6.5      CONVERSION OF CURRENCIES ON APPLICATION

                  In making an application under clause 6.1, the Security Trustee, Receiver or Attorney may itself or through its bankers purchase one currency with another in the manner and amounts and at the times it thinks fit, whether or not the purchase is through an intermediate currency, or spot or forward.

         6.6      AMOUNTS PAYABLE ON DEMAND

                  If an amount payable under a Relevant Document is not expressed to be payable on a specified date, that amount is payable by the Chargor on demand by the Security Trustee.

7        POWER OF ATTORNEY

         7.1      APPOINTMENT OF ATTORNEY

                  In consideration of the Security Trustee entering into the Relevant Documents, the Chargor irrevocably appoints the Security Trustee, each Delegate, each Receiver and each Officer of the Security Trustee and the Delegate severally its attorney and in its name, on its behalf and as its acts and deed to execute, deliver and perfect all documents and do all things which the Attorney may consider to be required or desirable for:

                  (a) carrying out any obligation imposed on the Chargor by this deed (including the execution and delivery of any notices, deeds, charges, assignments or other security and any transfers of the Charged Property);

                  (b) enabling the Security Trustee, each Delegate and any Receiver to exercise, or delegate the exercise of, any of the rights, powers and authorities conferred on them by or pursuant to this deed or any Collateral Security or by law (including, after the occurrence of an Enforcement Event, the exercise of any right of a legal or beneficial owner of the Charged Property.

         7.2      DELEGATION AND SUBSTITUTION

                  The Attorney may, at any time, for any of the purposes in clause 7.1, appoint or remove any substitute or delegate or sub-attorney.

         7.3      RATIFICATION

                  The Chargor shall ratify and confirm all things done and all documents executed by any Attorney in the exercise or purported exercise of all or any of his powers.

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                                                       Fixed and floating charge

         7.4      INDEMNITY

                  The Chargor shall indemnify the Attorney and keep the Attorney indemnified against any and all costs, claims and liabilities which the Attorney may incur as a result of anything done by the Attorney in the exercise of any of the powers conferred, or purported to be conferred, on him or her by this deed unless such cost, claim or liability arises as a result of the negligence or wilful misconduct of the Attorney.

8        PROTECTION

         8.1      PROTECTION OF THIRD PARTIES

                  (a) No person dealing with the Security Trustee, Receiver, any Delegate or Attorney is:

                           (1)      bound to enquire whether:

                                    (A)      the Charge has become enforceable;

                                    (B)      the Receiver or Attorney is duly
                                             appointed; or

                                    (C)      any Power has been properly or
                                             regularly exercised; or

                           (2) affected by express notice that the exercise of any Power was unnecessary or improper.

                  (b) The irregular or improper exercise of any Power is, as regards the protection of any person, regarded as authorised by the Chargor and this deed, and is valid.

         8.2      PROTECTION OF THE SECURITY TRUSTEE, RECEIVER AND ATTORNEY

                  (a) The Security Trustee, Receiver, any Delegate or Attorney is not liable for any loss or damage including, but not limited to, consequential loss or damage arising directly or indirectly from:

                           (1) any omission or delay in the exercise or non-exercise of any Power; or

                           (2) the neglect, default or dishonesty of any manager, Officer, employee, agent, accountant, auctioneer or solicitor of the Chargor, the Security Trustee, Receiver, any Delegate or Attorney.

                  (b)      Clause 8.2(a) does not apply:

                           (1) in respect of the Security Trustee, to any loss or damage which arises from the wilful default, fraud or gross negligence of the Security Trustee; and

                           (2) in respect of a Receiver or Attorney, to any loss or damage which arises from the wilful default, fraud or gross negligence of the Receiver or Attorney.

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                                                       Fixed and floating charge

9        TAX, COSTS, EXPENSES, INDEMNITY AND RELEASE

         9.1      TAX

                  The Chargor shall pay, promptly on demand of the Security Trustee all stamp, registration, notarial and other similar Taxes or fees paid or payable by the Security Trustee in connection with any action taken or contemplated by or on behalf of the Security Trustee for perfecting, enforcing, releasing, cancelling, reassigning or resolving any doubt concerning, or for any other purpose in relation to this Charge or any Collateral Security, any amendment thereto, any transfer and/or assignment of the rights and/or obligations under the same or the Encumbrance created or intended to be created in respect of the Charged Property and shall, from time to time, indemnify the Security Trustee promptly on demand against any liabilities, costs, claims and expenses resulting from any failure to pay by the Chargor or any delay by the Chargor in paying any such Taxes or fees.

         9.2      GST

                  (a) To the extent that any supply made under or in connection with this deed is a taxable supply, the recipient must pay, in addition to the consideration to be provided under this deed for that supply (unless it expressly includes GST) an amount (ADDITIONAL AMOUNT) equal to the amount of that consideration (or its GST exclusive market value) multiplied by the rate at which GST is imposed in respect of the supply.

                  (b) Terms used in this clause which are defined in the GST Act have the same meaning in this clause.

                  (c) If either party is entitled under this deed to be reimbursed or indemnified by the other party for a cost or expense incurred in connection with this deed, the reimbursement or indemnity payment must not include any GST component of the cost or expense for which an input tax credit may be claimed by the party being reimbursed or indemnified, or by its representative member.

         9.3      EXPENSES

                  The Chargor shall, from time to time and promptly on demand by the Security Trustee reimburse to the Security Trustee all costs and expenses (including legal fees) on a full indemnity basis together with any applicable GST incurred by the Security Trustee and any Delegate (provided that in relation to paragraph (a) of this clause 9.3, such costs and expenses must be properly incurred) in connection with:

                  (a) the execution, release and discharge of this deed and each Encumbrance created or intended to be created in respect of the Charged Property and the perfection of an Encumbrance contemplated in this deed or in any such documents or forming part of an Encumbrance created or intended to be created in respect of the Charged Property;

                  (b) the actual or contemplated exercise, preservation and/or enforcement of any of the rights, powers and remedies of, or the performance of the duties

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                                                       Fixed and floating charge

                           and obligations of, the Security Trustee or any Delegate, or any amendment or waiver in respect of this deed;

                  (c) the foreclosure of the Charge or any Collateral Security in relation to any Charged Property; and

                  (d) the preservation and/or enforcement of an Encumbrance created or intended to be created in respect of the Charged Property,

                  which shall carry interest from the date of such demand until so reimbursed at the rate and on the basis as mentioned in clause 3.8.

         9.4      CURRENCY INDEMNITY

                  If any sum (a "SUM") owing by the Chargor under this deed or any order or judgment given or made in relation to this deed has to be converted from the currency (the "FIRST CURRENCY") in which such Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

                  (a) making or filing a claim or proof against the Chargor;

                  (b) obtaining an order or judgment in any court or other tribunal;

                  (c) enforcing any order or judgment given or made in relation to this deed; or

                  (d) applying the Sum in satisfaction of any of the Secured Obligations,

                  the Chargor shall indemnify the Security Trustee from and against any loss suffered or incurred as a result of any discrepancy between the rate of exchange used for such purpose to convert such Sum from the First Currency into the Second Currency and the rate or rates of exchange available to the Security Trustee at the time of such receipt of such Sum.

         9.5      GROSS UP

                  All payments to be made to the Security Trustee, any Delegate and/or Receiver under this deed or any Collateral Security shall be made free and clear of and without set-off or deduction for or on account of Tax unless the Chargor is required to make such payment subject to the deduction or withholding of Tax, in which case the sum payable by the Chargor in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the person on account of whose liability to Tax such deduction or withholding has been made receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

         9.6      RELEASE OF SECURITY

                  The Security Trustee shall, at the cost and request of the Chargor, release and cancel the security constituted by this deed and procure the reassignment to the Chargor of the property and assets assigned to the Security Trustee pursuant to this deed in accordance with the terms and subject to the conditions and circumstances set out in the Security Trust and Intercreditor Deed and without recourse to, or any representation or warranty by, the Security Trustee or any of its nominees.

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                                                       Fixed and floating charge

10       SAVING PROVISIONS

         10.1     STATUTORY POWERS

                  (a) The powers of the Security Trustee under this deed or any Collateral Security are in addition to any powers the Security Trustee has under applicable law.

                  (b) To the extent not prohibited by law, before enforcing this deed or any Collateral Security, or exercising any Power, the Security Trustee is not required to give any notice or allow the expiration of any time to any person.

         10.2     CONTINUING SECURITY

                  The Charge is a continuing security despite any settlement of account or any other thing until the Security Trustee has given a discharge of the Charge in respect of all the Charged Property in accordance with the Relevant Documents.

         10.3     NO MERGER OF SECURITY

                  (a) Nothing in this deed merges, extinguishes, postpones, lessens or otherwise prejudicially affects:

                           (1) any Encumbrance in favour of the Security Trustee at any time;

                           (2) any indemnity in favour of the Security Trustee contained in any Relevant Document; or

                           (3) any right, power, authority, discretion or remedy which the Security Trustee may have against the Chargor or any other person at any time.

                  (b) No other Encumbrance including, but not limited to, any Collateral Security, held by the Security Trustee in any way prejudicially affects any right, Power, authority, discretion or remedy of the Security Trustee under this deed.

         10.4     EXCLUSION OF MORATORIUM

                  To the extent not excluded by law, a provision of any legislation which at any time directly or indirectly:

                  (a) lessens or otherwise varies or affects in favour of the Chargor any obligations under this deed or any Collateral Security; or

                  (b) stays, postpones or otherwise prevents or prejudicially affects the exercise by the Security Trustee, Receiver or Attorney of any Power,

                  is negatived and excluded from this deed and any Collateral Security and all relief and protection conferred on the Chargor by or under that legislation is also negatived and excluded.

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                                                       Fixed and floating charge

         10.5     CONFLICT

                  Where any right, power, authority, discretion or remedy of the Security Trustee, any Delegate, Receiver or Attorney under this deed or any Collateral Security is inconsistent with the powers conferred by applicable law then, to the extent not prohibited by that law, the powers conferred by applicable law are regarded as negatived or varied to the extent of the inconsistency.

         10.6     DISCRETION

                  Any Power which may be exercised or any determination which may be made hereunder or under any Collateral Security by the Security Trustee or any Receiver may, subject to the terms and conditions of this deed and the Security Trust and Intercreditor Deed, be exercised or made in its absolute and unfettered discretion without any obligation to give reasons.

         10.7     DELEGATION

                  Each of the Security Trustee and any Receiver shall have full power to delegate (either generally or specifically) the Powers conferred on it by this deed (including the power of attorney) or any Collateral Security on such terms and conditions as it shall see fit which delegation shall not preclude either the subsequent exercise of such Power by the Security Trustee or the Receiver itself or any subsequent delegation or revocation thereof.

         10.8     COMPLETION OF BLANK SECURITIES

                  At any time after the Charge has become enforceable, the Security Trustee, any Delegate, Receiver, Attorney or any Officer of the Security Trustee may complete, in favour of the Security Trustee, any appointee of the Security Trustee or any purchaser, any instrument executed in blank by or on behalf of the Chargor and deposited with the Security Trustee as security under this deed or under any Collateral Security.

         10.9     PRINCIPAL OBLIGATIONS

                  The Charge and each Collateral Security is:

                  (a) a principal obligation and is not ancillary or collateral to any other Encumbrance (other than another Collateral Security) or other obligation however created; and

                  (b) independent of, and unaffected by, any other Encumbrance or other obligation however created which the Security Trustee may hold at any time in respect of the Secured Obligations.

         10.10    NO OBLIGATION TO MARSHAL

                  Before the Security Trustee enforces the Charge, it is not required to marshal or to enforce or apply under, or appropriate, recover or exercise:

                  (a) any Encumbrance or Collateral Security held, at any time, by the Security Trustee; or

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                                                       Fixed and floating charge

                  (b) any moneys or assets which the Security Trustee, at any time, holds or is entitled to receive.

         10.11    NON-AVOIDANCE

                  If any payment by the Chargor to the Security Trustee is at any time avoided for any reason including, but not limited to, any legal limitation, disability or incapacity of or affecting the Chargor or any other thing, and whether or not:

                  (a) any transaction relating to the Secured Obligations was illegal, void or substantially avoided; or

                  (b) any thing was or ought to have been within the knowledge of the Security Trustee,

                  the Chargor:

                  (c) as an additional and independent obligation, indemnifies the Security Trustee against that avoided payment; and

                  (d) acknowledges that any liability of the Chargor under this deed and any Power is the same as if that payment had not been made.

         10.12    INCREASE IN FINANCIAL ACCOMMODATION

                  Any Secured Creditor may at any time increase the financial accommodation provided under any Relevant Document or otherwise provide further financial accommodation.

11       THIRD PARTY PROVISIONS

         11.1     INDEPENDENT OBLIGATIONS

                  This deed is enforceable against the Chargor:

                  (a)      without first enforcing any Collateral Security;

                  (b)      whether or not the Security Trustee has:

                           (1) made demand upon any Obligor other than the Chargor;

                           (2) given notice to any Obligor (other than the Chargor) or any other person in respect of any thing; or

                           (3) taken any other steps against any Obligor (other than the Chargor) or any other person;

                  (c) whether or not the payment or performance of any Secured Obligations are due; and

                  (d) despite the occurrence of any event described in clause 11.2.

         11.2     UNCONDITIONAL NATURE OF OBLIGATIONS

                  (a) The Charge and the obligations of the Chargor under the Relevant Documents are absolute, binding and unconditional in all circumstances.

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                                                       Fixed and floating charge

                  (b) The Charge and the obligations of the Chargor under the Relevant Documents are not released or discharged or otherwise affected by anything which but for this provision might have that effect, including, but not limited to:

                           (1) the grant to any Obligor or any other person of any time, waiver, covenant not to sue or other indulgence;

                           (2) the release (including without limitation a release as part of any novation) or discharge of any Obligor or any other person;

                           (3) the cessation of the obligations, in whole or in part, of any Obligor or any other person under any Relevant Document or any other document or agreement;

                           (4) the liquidation of any Obligor or any other person;

                           (5) any arrangement, composition or compromise entered into by the Security Trustee, any Obligor or any other person;

                           (6) any Relevant Document or any other document or agreement being in whole or in part illegal, void, voidable, avoided, unenforceable or otherwise of limited force or effect;

                           (7) any extinguishment, failure, loss, release, discharge, abandonment, impairment, compound, composition or compromise, in whole or in part of any Relevant Document or any other document or agreement;

                           (8) any Collateral Security being given to the Security Trustee by any Obligor or any other person;

                           (9) any alteration, amendment, variation, supplement, renewal or replacement of any Relevant Document or any other document or agreement;

                           (10) any moratorium or other suspension of any Power;

                           (11) the Security Trustee, any Delegate, Receiver or Attorney exercising or enforcing, delaying or refraining from exercising or enforcing, or being not entitled or unable to exercise or enforce any Power;

                           (12) the Security Trustee obtaining a judgment against any Obligor or any other person for the payment of any of the Secured Obligations;

                           (13) any transaction, agreement or arrangement that may take place with the Security Trustee, any Obligor or any other person;

                           (14) any payment to the Security Trustee, any Delegate, Receiver or Attorney, including any payment which at the payment date or at any time after the payment date is, in whole or in part, illegal, void, voidable, avoided or unenforceable;

                           (15) any failure to give effective notice to any Obligor or any other person of any default under any Relevant Document or any other document or agreement;

                           (16)     any legal limitation, disability or
                                    incapacity of any Obligor or of any other person;

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                                                       Fixed and floating charge

                           (17) any breach of any Relevant Document or any other document or agreement;

                           (18) the acceptance of the repudiation of, or termination of, any Relevant Document or any other document or agreement;

                           (19) any Secured Obligations being irrecoverable for any reason;

                           (20) any disclaimer by any Obligor or any other person of any Relevant Document or any other document or agreement;

                           (21) any assignment, novation, assumption or transfer of, or other dealing with, any Powers or any other rights or obligations under any Relevant Document or any other document or agreement;

                           (22) the opening of a new account of any Obligor with the Security Trustee or any transaction on or relating to the new account;

                           (23) any prejudice (including, but not limited to, material prejudice) to any person as a result of:

                                    (A)      any thing done, or omitted by the
                                             Security Trustee, any Obligor or
                                             any other person;

                                    (B)      the Security Trustee, a Delegate,
                                             Receiver, Attorney or any other
                                             person selling or realising any
                                             property the subject of a
                                             Collateral Security at less than
                                             the best price;

                                    (C)      any failure or neglect by the
                                             Security Trustee, a Delegate,
                                             Receiver, Attorney or any other
                                             person to recover the Secured
                                             Obligations from any Obligor or by
                                             the realisation of any property the
                                             subject of a Collateral Security;
                                             or

                                    (D)      any other thing;

                           (24) the receipt by the Security Trustee of any dividend, distribution or other payment in respect of any liquidation; or

                           (25) any other act, omission, matter or thing whatsoever whether negligent or not.

                  (c)      Clauses 11.2(a) and (b) apply irrespective of:

                           (1) the consent or knowledge or lack of consent or knowledge, of the Security Trustee, any Obligor or any other person of any event described in clause 11.2(b); or

                           (2)      any rule of law or equity to the contrary.

         11.3     NO COMPETITION

                  (a) Subject to the terms and conditions of the Security Trust and Intercreditor Deed, until the Secured Obligations have been fully and irrevocably paid and satisfied and the Charge has been finally discharged in accordance with the terms of the Security Trust and Intercreditor Deed, the Chargor is not entitled to, except (with respect only to sub-paragraphs (3) to (7) below) as not expressly prohibited under the
                           Indentures:

                           (1)      be subrogated to the Security Trustee;

                                                       Fixed and floating charge

                           (2)      claim or receive the benefit of:

                                    (A)      any Encumbrance, Guarantee
                                             (including, but not limited to, any
                                             Relevant Document) or other
                                             document or agreement of which the
                                             Security Trustee has the benefit;

                                    (B)      any moneys held by the Security
                                             Trustee; or

                                    (C)      any Power;

                           (3) subject to clause 11.3(b), either directly or indirectly prove in, claim or receive the benefit of any distribution, dividend or payment arising out of or relating to the liquidation of any Obligor;

                           (4) make a claim or exercise or enforce any right, power or remedy (including, but not limited to, under an Encumbrance or Guarantee or by way of contribution) against any Obligor;

                           (5) accept, procure the grant of, or allow to exist any Encumbrance in favour of the Chargor from any Obligor;

                           (6) exercise or attempt to exercise any right of set-off against, nor realise any Encumbrance taken from, any Obligor; or

                           (7) raise any defence or counterclaim in reduction or discharge of its obligations under the Relevant Documents.

                  (b) If required by the Security Trustee, the Chargor must prove in any liquidation of an Obligor for all moneys owed to the Chargor.

                  (c) All moneys recovered by the Chargor from any liquidation or under any Encumbrance from an Obligor must be received and held in trust by the Chargor for the Security Trustee to the extent of the unsatisfied liability of the Chargor under the Relevant Documents.

                  (d) The Chargor must not do or seek, attempt or purport to do anything referred to in clause 11.3(a).

12       GENERAL

         12.1     CONFIDENTIAL INFORMATION

                  The Security Trustee may, for the purpose of exercising any Power, disclose to any person any documents or records of, or information about, the Chargor, the Charged Property or the Chargor's business or affairs, whether or not confidential and whether or not the disclosure would be in breach of any law or of any duty owed to the Chargor.

         12.2     PERFORMANCE BY SECURITY TRUSTEE OF THE CHARGOR'S OBLIGATIONS

                  If the Chargor defaults in fully and punctually performing any obligation contained or implied in any Relevant Document, the Security Trustee may, without prejudice to any Power do all things necessary or desirable, in the opinion of the Security Trustee, to make good or attempt to make good that default to the satisfaction of the Security Trustee.

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                                                       Fixed and floating charge

         12.3     CHARGOR TO BEAR COST

                  Any thing which must be done by the Chargor under this deed, whether or not at the request of the Security Trustee or any of its Delegates, is to be done at the cost of the Chargor.

         12.4     NOTICES

                  Each communication to be made under this deed shall be made and delivered in accordance with the provisions of the Security Trust and Intercreditor Deed.

         12.5     GOVERNING LAW AND JURISDICTION

                  (a)      This deed is governed by the laws of New South Wales.

                  (b) The Chargor irrevocably submits to the non-exclusive jurisdiction of the courts of New South Wales.

         12.6     PROHIBITION AND ENFORCEABILITY

                  (a) Any provision of, or the application of any provision of, any Relevant Document or any Power which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

                  (b) Any provision of, or the application of any provision of, any Relevant Document which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

         12.7     WAIVERS

                  (a) Waiver of any right arising from a breach of this deed or of any Power arising upon default under this deed or upon the occurrence of an Enforcement Event must be in writing and signed by the party granting the waiver.

                  (b) A failure or delay in exercise, or partial exercise, of:

                           (1) a right arising from a breach of this deed or the occurrence of an Enforcement Event; or

                           (2) a Power created or arising upon default under this deed or upon the occurrence of an Enforcement Event,

                          does not result in a waiver of that right or Power.

                  (c) A party is not entitled to rely on a delay in the exercise or non-exercise of a right or Power arising from a breach of this deed or on a default under this deed or on the occurrence of an Enforcement Event as constituting a waiver of that right or Power.

                  (d) A party may not rely on any conduct of another party as a defence to exercise of a right or Power by that other party.

                  (e) This clause may not itself be waived except by writing.

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                                                       Fixed and floating charge

         12.8     VARIATION

                  A variation of any term of this deed must be in writing and signed by the parties.

         12.9     CUMULATIVE RIGHTS

                  The Powers are cumulative and do not exclude any other right, power, authority, discretion or remedy of the Security Trustee, Receiver or Attorney.

         12.10    ASSIGNMENT

                  (a) The Security Trustee may assign and transfer all or any of its rights and obligations under this deed and each Collateral Security, without the consent of the Chargor, to any successor or replacement security trustee under, and in accordance with, the Security Trust and Intercreditor Deed. The Security Trustee shall be entitled to disclose such information concerning the Chargor and this deed as the Security Trustee considers appropriate to any actual or proposed direct or indirect successor or to any person to whom information may be required to be disclosed by any applicable law.

                  (b) The Chargor must not assign any of its rights under this deed or any Collateral Security without the prior written consent of the Security Trustee.

         12.11    ATTORNEYS

                  Each of the attorneys executing this deed states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

         12.12    COUNTERPARTS

                  This deed may be executed in any number of counterparts and the result shall be the same as it would be if the signatures on the counterparts were on a single copy of this deed. Any party may enter this deed by signing any such counterpart.

                                                       Fixed and floating charge

SCHEDULE 1 - FORM OF NOTICE OF ASSIGNMENT OF INTRA-GROUP LOAN CONTRACTS

                  To: [          ]

                                                              Date: [          ]

                  Dear Sirs,

                  DEED OF FIXED AND FLOATING CHARGE DATED [      ] BY [      ]
                  (THE "COMPANY") AND THE LAW DEBENTURE TRUST CORPORATION p.l.c. (THE "SECURITY TRUSTEE") (THE "CHARGE")

                  We hereby give you notice, as attorney for and on behalf of the Company, that the Company has, pursuant to the Charge, assigned to us as Security Trustee all their right, title and interest in and to [details of contract] (the "CONTRACT") including all moneys which may be payable in respect of the Contract.

                  With effect from your receipt of this notice:

                  1. all payments by you to the Company under or arising from the Contract should be made to us or to our order as we may specify in writing from time to time [details of the account into which sums are to be paid may be included];

                  2. all remedies provided for in the Contract or available at law or in equity are exercisable by us;

                  3. all rights to compel performance of the Contract are exercisable by us although the Company shall remain liable to perform all the obligations assumed by it under the Contract;

                  4. all rights, interests and benefits whatsoever accruing to or for the benefit of the Company arising from the Contract belong to us and no changes may be made to the terms of the Contract nor may the Contract be terminated without our consent; and

                  5. you are authorised and instructed, without requiring further approval from the Company, to provide us with such information relating to the Contract as we may from time to time request and to send us copies of all notices issued by you under the Contract to us as well as to the Company.

                  These instructions may not be revoked, nor may the terms of the Contract be amended, varied or waived without our prior written consent.

                                                       Fixed and floating charge

                  We confirm that pursuant to clause 2.7(b) and clause 7 of the Charge, we are empowered and authorised to deliver this Notice of Assignment for and on behalf of the Company.

                  This letter is governed by the law of the State of New South Wales.

                  Please acknowledge receipt of this notice by signing the acknowledgement on the enclosed copy letter and returning it to us at Fifth Floor, 100 Wood Street, London EC2V 7EX marked for the attention of Manager Trust Administration.

                  Yours faithfully,

                  _________________________

                  THE LAW DEBENTURE TRUST CORPORATION p.l.c.
                  as attorney for and on behalf
                  [         ] (the "COMPANY")

                                                       Fixed and floating charge

                  [On copy only:

                  To: THE LAW DEBENTURE TRUST CORPORATION p.l.c. AS SECURITY TRUSTEE

                  We acknowledge receipt of a notice in the terms set out above and confirm that we have not received notice of any previous assignments or charges of or over any of the rights, interests and benefits in and to the Contract and that we will comply with the terms of that notice.

                  We further confirm that:

                  (a) no amendment, waiver or release of any of such rights, interests and benefits shall be effective without your prior written consent;

                  (b) no termination of such rights, interests or benefits shall be effective unless we have given you thirty days written notice of the proposed termination, specifying the action necessary to avoid such termination; and

                  (c) no breach or default on the part of the Company of any of the terms of the Contract shall be deemed to have occurred unless we have given you notice of such breach specifying how to make good such breach.

                  For and on behalf of [          ]

                  By: ____________________

                  Dated:

                                                       Fixed and floating charge

SCHEDULE 2 - FORM OF NOTICE OF CHARGE

                                     PART A

                      FORM OF NOTICE OF CHARGE OVER ACCOUNT

                  To: [Account Bank]

                  Dear Sirs,

                  DEED OF FIXED AND FLOATING CHARGE DATED [     ] BY [     ]
                  (THE "COMPANY") AND THE LAW DEBENTURE TRUST CORPORATION p.l.c. (THE "SECURITY TRUSTEE") (THE "CHARGE")

                  We hereby give you notice, as attorney for and on behalf of the Company, that the Company has, pursuant to the Charge, charged to us as Security Trustee for and on behalf of the Secured Creditors referred to therein, all their rights, title and interest in and to all sums of money which may now or in the future be held by the Company with you in any accounts at any of your branches (the "ACCOUNTS"), together with all interest from time to time earned thereon and the debts represented by such sums and interest, as well as all book and other debts owed to the Company.

                  We hereby irrevocably authorise and instruct you:

                  (a) to disclose to us without any reference to or further authority from the Company and without any enquiry by you as to the justification of such disclosure, such information relating to the Accounts and the sums therein as we may at any time and from time to time request;

                  (b) to hold all sums from time to time standing to the credit of the Accounts to our order;

                  (c) to pay or release all or any part of the sums from time to time standing to the credit of the Accounts in accordance with our written instructions at any time or times;

                  (d) to comply with the terms of any written notice or instructions in any way relating to, or purporting to relate to, the Charge, the sums standing to the credit of the Accounts from time to time or the debts represented thereby which you receive at any time from us without any reference to or further authority from the Company and without any enquiry by you as to the justification for or validity of such notice or instruction; and

                  (e) to pay all monies received by you for the Accounts to (and only to) the credit of those Accounts.

                  Please note that the Company is not permitted to withdraw any amount from any of the Accounts without our prior written consent.

                                                       Fixed and floating charge

                  Please also note that these instructions are not to be revoked or varied without our prior written consent.

                  We confirm that pursuant to clause 2.8 and clause 7 of the Charge, we are empowered and authorised to deliver this Notice of Charge for and on behalf of the Company.

                  This letter is governed by law of the State of New South
                  Wales.

                  Please acknowledge receipt of this notice by sending the attached acknowledgement to us with a copy to the Company.

                  Yours faithfully,

                  _____________________________

                  by The Law Debenture Trust Corporation p.l.c
                  as attorney for and on behalf of [          ] (the "COMPANY")

                                                       Fixed and floating charge

                             FORM OF ACKNOWLEDGEMENT

                  To:      The Law Debenture Trust Corporation p.l.c.

                  Dear Sirs,

                  We confirm receipt from the Law Debenture Trust Corporation
                  p.l.c. as attorney for and on behalf of [      ] (the
                  "COMPANY") of a notice dated [      ] relating to certain
                  accounts (the "ACCOUNTS") of the Company with the Bank.

                  We confirm that:

                  (i) we accept the instructions and authorisations contained in that notice and we undertake to act in accordance with the terms of that notice;

                  (ii) we have not received notice of the interest of any third party in the Accounts;

                  (iii) we have neither claimed or exercised nor will claim or exercise any security interest, set-off, counter-claim or other rights in respect of the Accounts, the sums therein or the debts represented thereby without your prior written consent;

                  (iv) we shall pay all monies received by us for the account of the Company to (and only to) the credit of the Account(s) in the name of the Company unless otherwise consented to by you; and

                  (v) we shall not permit any amount to be withdrawn from any of the Accounts without your prior written consent.

                  Nothing contained in any of our arrangements with you shall commit us to providing any facilities or making advances available to the Company.

                  This letter is governed by law of the State of New South
                  Wales.

                  Yours faithfully,

                  ___________________

                  On behalf of [Bank]

                                                       Fixed and floating charge

                                     PART B

                  FORM OF NOTICE OF CHARGE OVER MONETARY CLAIMS

                  To: [          ]

                                                              Date: [          ]

                  Dear Sirs,

                  DEED OF FIXED AND FLOATING CHARGE DATED [      ] BY [      ]
                  (THE "COMPANY") AND THE LAW DEBENTURE TRUST CORPORATION p.l.c. (THE "SECURITY TRUSTEE") (THE "CHARGE")

                  We hereby give you notice, as attorney for and on behalf of the Company, that the Company has, pursuant to the Charge, charged to us as Security Trustee for and on behalf of the Secured Creditors referred to therein all their right, title and interest in and to [details of Monetary Claim] (the "MONETARY CLAIM") including all moneys which may be payable in respect of the Monetary Claim.

                  With effect from your receipt of this notice:

                  1. all payments by you to the Company under or arising from the Monetary Claim should be made to us or to our order as we may specify in writing from time to time [details of the account into which sums are to be paid may be included];

                  2. all remedies available at law or in equity in relation to the Monetary Claim are exercisable by us;

                  3. all rights to compel performance of the underlying contract in respect of the Monetary Claim (the "UNDERLYING CONTRACT") between you and the Company are exercisable by us although the Company shall remain liable to perform all the obligations assumed by it thereunder;

                  4. all rights, interests and benefits whatsoever accruing to or for the benefit of the Company arising from the Monetary Claim belong to us and no changes may be made to the terms of the Underlying Contract nor may the Underlying Contract be terminated without our consent; and

                  5. you are authorised and instructed, without requiring further approval from the Company, to provide us with such information relating to the Monetary Claim as we may from time to time request and to send copies of all notices issued by you under the Underlying Contract to us as well as to the Company.

                                                       Fixed and floating charge

                  These instructions may not be revoked, nor amended, varied or waived without our prior written consent.

                  We confirm that pursuant to clause 2.8 and clause 7 of the Charge, we are empowered and authorised to deliver this Notice of Charge for and on behalf of the Company.

                  This letter is governed by the law of the State of New South Wales.

                  Please acknowledge receipt of this notice by signing the acknowledgement on the enclosed copy letter and returning it to us at Fifth Floor, 100 Wood Street, London EC2V 7EX marked for the attention of Manager Trust Administration.

                  Yours faithfully,

                  ______________________

                  by
                  THE LAW DEBENTURE TRUST CORPORATION p.l.c.
                  as attorney for and on behalf of
                  [         ] (the "COMPANY")

                                                       Fixed and floating charge

                  [On copy only:

                  To: THE LAW DEBENTURE TRUST CORPORATION p.l.c. AS SECURITY TRUSTEE

                  We acknowledge receipt of a notice in the terms set out above and confirm that we have not received notice of any previous charges of or over any of the rights, interests and benefits in and to the Monetary Claim and that we will comply with the terms of that notice.

                  We further confirm that:

                  (a) no amendment, waiver or release of any of such rights, interests and benefits shall be effective without your prior written consent;

                  (b) no termination of such rights, interests or benefits shall be effective unless we have given you thirty days written notice of the proposed termination, specifying the action necessary to avoid such termination.

                  For and on behalf of [          ]

                  By: ___________________

                  Dated:

                                                       Fixed and floating charge

EXECUTED AS A DEED:

SIGNED SEALED AND DELIVERED by

MARCONI AUSTRALIA PTY LIMITED by:

J. P RABIN                                         P. R. BUTCHER
Director                                           Director

JEAN-PAUL RABIN                                    PAUL RUSSELL BUTCHER
Name (please print)                                Name (please print)

SIGNED SEALED AND DELIVERED for

THE LAW DEBENTURE TRUST CORPORATION p.l.c. by:

J. M. JEBB                                         R. D. RANCE
Director                                           Director

JULIAN MASON JEBB                                  RICHARD DAVID RANCE
Name (please print)                                Name (please print)